UNITED STATES

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SCHEDULE 14A

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Macy’s, Inc. Nominates Douglas W. Sesler for Election to Board of
Directors

Appointment Will Enhance the Board’s Expertise in Real Estate

NEW YORK – March 14, 2024 – Macy’s, Inc. (NYSE: M) today announced the nomination of Douglas W. Sesler, Founder and President of Fair Street Partners, to stand for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”).

Sesler is a seasoned real estate industry executive with more than 35 years of experience across real estate advisory, investing and finance. In 2021, he founded Fair Street Partners, a private real estate investment and development platform, where he currently serves as President, actively investing in real estate developments, including conversion of retail real estate for alternative use, and acts as a financial advisor related to real estate investments and restructurings. Previously, he served as Head of Real Estate for Macy’s, Inc., where he was responsible for the Company’s real estate portfolio totaling over 100 million square feet and the monetization and development of over $2 billion of real estate. Sesler also held various leadership roles at True Square Capital, Bank of America Merrill Lynch, including head of global real estate principal investments and co-head of real estate investment banking, Citigroup, including managing director of global real estate investment banking, Travelers Realty Investment Company and Chemical Bank (now J.P. Morgan).

“Doug will bring to our Board a unique combination of experience at real estate investment and financial services firms, along with an intimate understanding of our company and its real estate assets,” said Tony Spring, chief executive officer and chairman-elect of Macy’s, Inc. “He has a long track record of success in leading and implementing value-generating real estate portfolio management strategies and transactions. I am confident Doug’s skill sets will complement those of our other directors and advance our efforts to unlock value for our shareholders as we advance A Bold New Chapter strategy.”

Sesler commented, “I’m excited about the prospect of joining the Macy’s, Inc. Board as the company embarks on its new strategy. I have great appreciation for the company’s efforts to deliver a preeminent shopping experience to its customers across all three nameplates while taking action to accelerate growth and enhance shareholder value. I look forward to working alongside the company’s other directors and leadership team in driving Macy’s, Inc. to a brighter future.”

The company today also announced that Francis S. Blake, who has served on the Board since 2015, will not stand for reelection at the Annual Meeting, in accordance with the mandatory retirement age of the Board’s Corporate Governance Principles. Blake has chaired the Board’s Compensation and Management Development Committee and has served as Chair of the Board’s Finance Committee since 2021. He previously served on the Board’s Nominating and Corporate Governance Committee.

“On behalf of my fellow directors, I want to thank Frank for his important contributions to Macy’s, Inc. over the past eight years,” said Paul Varga, Macy’s, Inc. lead independent director. “Board refreshment is an important component of our corporate governance framework, and we look forward to adding Doug’s real estate expertise and knowledge of Macy’s, Inc.’s business to the already diverse experience currently represented on our Board. We are confident his perspectives will be an asset as the company continues its efforts to deliver sustainable, profitable growth.”

About Douglas W. Sesler

Douglas W. Sesler, 62, is the founder and president of Fair Street Partners, a private real estate investment and development platform. Before that, Sesler served as Head of Real Estate for Macy’s, Inc. from 2016 to 2021, where he was responsible for the Company’s real estate portfolio totaling over 100 million square feet and the monetization and development of over $2 billion of real estate. Prior to joining Macy’s, Inc., Sesler was president of True Square Capital, a real estate investment and advisory firm, from 2011 to 2016. Sesler held various roles at Bank of America Merrill Lynch from 2005 to 2011, including co-head of global real estate principal investments managing an $8 billion portfolio of opportunistic real estate for the firm’s balance sheet and for third party fund investors. Earlier in his career, Sesler held leadership roles at Citigroup, including managing director of the global real estate investment bank group, Travelers Realty Investment Company and Chemical Bank (now J.P. Morgan). Sesler has served on the board of Urban Edge Properties, a NYSE-listed real estate investment trust, since 2020. He also serves on the Advisory Board of Hodes Weil & Associates, a real estate focused capital advisory firm, and has been a member of The Real Estate Roundtable, The Urban Land Institute, NAREIT, and the ICSC. Sesler earned a bachelor’s degree in government from Cornell University.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's, Inc.'s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy's, Inc.'s ability to successfully implement A Bold New Chapter strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, declines in credit card revenues, Macy's, Inc.'s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions "Forward-Looking Statements" and "Risk Factors" in the company's Annual Report on Form 10-K for the year ended January 28, 2023. Macy's, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding Proxy Solicitation

Macy’s, Inc. has filed a preliminary proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2024 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). Macy’s, Inc., its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting. Information regarding the names of Macy’s, Inc.’s directors and executive officers and their respective interests in Macy’s, Inc. by security holdings or otherwise is set forth in the Company’s preliminary proxy statement for the 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 14, 2024 (the “2024 Proxy Statement”) and available at https://www.sec.gov/Archives/edgar/data/794367/000155837024003247/m-20240517xpre14a.htm. Please refer to the sections captioned “Stock Ownership,” “Fiscal 2023 Non-Employee Director Compensation Table” and “Compensation of the Named Executive Officers for 2023” in the 2024 Proxy Statement. To the extent holdings of such participants in Macy’s, Inc.’s securities have changed since the amounts described in the 2024 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Macy’s, Inc.’s Annual Report on Form 10-K for the year ended January 28, 2023, filed with the SEC on March 24, 2023 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/794367/000162828023009154/m-20230128.htm. Details concerning the nominees of the Macy’s, Inc. Board of Directors for election at the 2024 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF MACY’S, INC. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING MACY’S, INC.’S PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, and other documents filed by Macy’s, Inc. with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Macy’s, Inc.’s investor relations website at https://macysinc.com/investors.

Contacts

Media – Chris Grams

communications@macys.com

Leigh Parrish / Arielle Rothstein

lparrish@joelefrank.com

arothstein@joelefrank.com

(212) 355-4449

Investors – Pamela Quintiliano

investors@macys.com